SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2008

ENVIRONMENTAL ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12914	43-1953030
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3350 Americana Terrace, Suite 215

Boise, Idaho 83706

 (Address of principal executive offices) (Zip Code)

(208) 287-4471

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Execution of Promissory Note Payable to A. Leon and Bruce Blaser

On January 16, 2008, Environmental Energy Services, Inc. (the “Company”) executed a promissory note payable to A. Leon and Bruce Blaser (the “Blasers”) in the original principal amount of $5,560,557.75.  The promissory note is effective as of November 1, 2008, and was

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approved by an independent committee of the board by a majority vote on December 15, 2008.  The original principal amount of the note is the amount the Company was indebted to the Blasers as of the date of execution of the note.  Prior to the execution of the note, the loans from the Blasers were unsecured, non-interest bearing, demand loans.  The relevant terms of the note are as follows:

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The note bears interest at 12% per annum, and provides for monthly payments of $175,000 beginning April 1, 2009, provided that the Company, in the judgment of its board of directors, has adequate funds on hand to make the payment.  All principal and accrued interest on the note is due and payable on December 31, 2028.

•

The note is secured by 15,000,000 shares of common stock of Blaze Energy Corp. (“Blaze”), out of a total of 73,724,378 shares of Blaze currently owned by the Company.  The Company agreed that it would not sell, transfer or encumber any part of the Blaze shares which are not pledged as collateral for the note, unless any such sale, transfer or encumbrance is for cash and such cash proceeds are paid to the Blasers and Blaze in proportion to the amount of principal and interest due each at the time of receipt of the cash proceeds.

•

$1,000,000 of the principal amount of the note is convertible at the election of the Blasers into common stock of the Company at a conversion price of $0.01 per share.

In addition, the Company issued the Blasers 30,000,000 shares of common stock as a loan fee in connection with the issuance of the note.

Management Agreement between the Company and Blaze

On January 16, 2009, the Company entered into a Management Agreement with Blaze, under which the Company agreed to provide the following services to Blaze:

a.

The Company will pay the salaries, employment taxes and benefits of officers of the Blaze appointed by its board of directors, from time to time, all on a part-time basis as needed to properly manage and direct the affairs of Blaze.

b.

The Company will provide sufficient personnel to administer and supervise all of the finances of Blaze, including payroll, taxes, accounting, bookkeeping, record-keeping, managing or accounts payable, and accounts receivable, banking, financial records and reporting functions.   The Company shall prepare and maintain financial statements for Blaze according to generally accepted accounting principles consistently applied and shall provide Blaze’s board with operating reports and statements including but not limited to cash flow statements, income statements, accounts payable and accounts receivable reports and such other reports and information as may be requested by Blaze’s board from time to time.

c.

Sufficient personnel to supervise Blaze’s actual operations.

d.

Directors and officers liability insurance for Blaze’s officers and directors.

e.

Audit expenses.

f.

All services and costs incidental to the office space utilized by Blaze in Boise, Idaho, including utilities, phone, internet, fax capability, receptionist, file and document storage, and secretarial support, but not the actual lease cost of the office space which shall be leased directly by Blaze.

The Management Agreement has a term of July 1, 2008 to June 30, 2009, and provides that Blaze shall pay the Company $100,000 per month from July 1, 2008 to September 30, 2008, $80,000 per month from October 1, 2008 to December 31, 2008, and $90,000 per month for the remainder of the term; provided that the monthly compensation is subject to adjustment on a quarterly basis to account for changes in the number of employees utilized by the Company to manage Blaze’s affairs, changes in the amount of time each employee of the Company spends on Blaze’s affairs, and changes in their compensation rates.  An internal study indicated that the fair value of the services provided to Blaze by the Company was $90,000 per month, based on the current level of employment and wage rates.

Loans from Blaze to the Company

The Company has received loans from Blaze from time to time.  As of December 31, 2008, the balance outstanding was $2,475,386.61, not including interest.  Since April 1, 2008, the Company and Blaze have accrued interest on loans at the prime rate as published in the Wall Street Journal as of the first day of each calendar quarter, plus 2%.  On December 18, 2008, the board ratified the accrual of interest on the loans.  On January 16, 2008, the Company executed a promissory note to formalize the terms under which the loans would be repaid.

Purchase of Blaze Shares

Effective December 1, 2008, the Company entered into two agreements to acquire a total of 4,000,000 shares of common stock of Blaze.  The Company acquired 1,000,000 shares of Blaze common stock for 2,500,000 shares of its own common stock from one person, and 3,000,000 shares of Blaze common stock for 7,500,000 shares of its own common stock from another person.  Under both agreements, the sellers of the Blaze shares have the right to repurchase their Blaze shares by sending the Company a notice at least thirty days before June 1, 2009 exercising their right to buy back their Blaze shares.  In each case, the buyback consideration is the shares of Company common stock received under the agreement.  In each case, the seller’s buyback right terminates in the event the closing price of the Company’s common stock at any time exceeds fifty cents per share ($0.50).

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company entered into certain agreements creating financial obligations, as described in Item 1.01 herein.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Effective December 1, 2008, the Company issued a total of 10,000,000 shares of common stock to two persons to acquire a total of 4,000,000 shares of common stock of Blaze.

On December 15, 2008, an independent committee of the Company’s board of directors approved the issuance of 30,000,000 shares of common stock to A. Leon Blaser and Bruce Blaser as a loan fee in connection with the restructuring of the Company’s obligation to Messrs. Blaser.

The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 18, 2008, the Company’s board of directors ratified the appointment of Robert J. Mottern as chief financial officer of the Company.  Greg Holsted, the prior chief financial officer, became Vice President – Finance.  Mr. Mottern is 49 years old.  Mr. Mottern was not appointed for a specific term of office, and was not appointed pursuant to an arrangement or understanding between him and any other person.  Mr. Mottern is not related to any other officer, director or significant shareholder of the Company.

Mr. Mottern is a practicing attorney in Atlanta Georgia, and was a shareholder in Weizenecker, Mottern & Fisher, P.C. from June 2001 to December 2005, and a shareholder in Jones, Haley & Mottern, P.C. from January 2006 to March 2008.  Since April 2008, Mr. Mottern has been a member of Investment Law Group of Gillett, Mottern & Walker, LLP.  Mr. Mottern holds a B.S.B.A. degree from the University of Missouri-Columbia, and a J.D. degree from Stanford Law School.  Mr. Mottern will continue his practice with Investment Law Group of Gillett, Mottern & Walker, LLP while serving as chief financial officer.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On December 18, 2008, the Company’s board of directors adopted a new Code of Ethics, which supersedes and replaces its prior Code of Ethics.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Title
10.1	Promissory Note payable to A. Leon Blaser and Bruce Blaser
10.2	Pledge Agreement between Environmental Energy Services, Inc., A. Leon Blaser and Bruce Blaser
10.3	Management Agreement between Environmental Energy Services, Inc. and Blaze Energy Corp.
10.4	Promissory Note payable to Blaze Energy Corp.
10.5	Share Exchange Agreement between Environmental Energy Services, Inc. and Lyons Financial Services, Inc.
10.6	Share Exchange Agreement between Environmental Energy Services, Inc. and Rex Cook
14	Code of Ethics

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENVIRONMENTAL ENERGY SERVICES, INC.
Date: January 16, 2008	/s/ Robert J. Mottern
By: Robert J. Mottern, President

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